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                                                                   EXHIBIT 10.19

                               LICENSE AGREEMENT
                               -----------------



     THIS LICENSE AGREEMENT is dated as of November 23, 1994, by and between THE KOLL COMPANY, a California corporation ("Licensor"), and KOLL MANAGEMENT SERVICES, INC., a Delaware corporation ("Licensee"), each sometimes referred to hereinafter as a "party" or jointly as the "parties" to this Agreement.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Licensor owns the name "KOLL" (the "Name") and the trademark and trade name incorporating the name "KOLL" identified on Exhibit A attached hereto
                                                       ---------
(the "Logo") for use in the real estate services industry, (the Name and the Logo shall hereinafter be collectively referred to as the "Licensed Marks");

     WHEREAS, Licensor or a subsidiary of Licensor is a significant shareholder of Licensee;

     WHEREAS, Licensee desires a license to use (i) the Name as part of its trade name or corporate name and (ii) the Licensed Marks in and in connection with the production, advertising, promotion and sale of, the Licensee Services (as defined below); and

     WHEREAS, Licensor desires to grant Licensee a license so to use the Licensed Marks.

     NOW, THEREFORE, in consideration of the mutual covenants and the undertakings hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee do hereby respectively covenant and agree as follows:

     1.  Grant of License.

     (a) Licensor hereby grants to Licensee, on the terms and conditions hereinafter set forth, a royalty-free license throughout the world during the Term (as defined below), to use (i) the Name, solely and only as part of its trade name, corporate name or the logo identified on Exhibit B and (ii) the
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Licensed Marks, solely and only in connection with the production, advertising, promotion and sale of, the services identified in Exhibit C attached hereto (the
                                                  ---------
"Licensee Services"). Licensee hereby accepts such license and agrees not to use the Licensed Marks in any manner inconsistent with the terms and conditions set forth herein. All rights not expressly granted to Licensee hereunder are reserved by Licensor.

     (b) Notwithstanding the License granted in Subparagraph 1(a) above: (i) Licensor retains the right to use

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and to grant others the right to use Licensed Marks in any manner whatsoever except in connection with providing Licensee Services and (ii) Licensee hereby acknowledges and agrees that Licensor may enter into exclusive and nonexclusive licenses with various Licensees for the use of the Licensed Marks and other copyrights, trademarks, service marks, tradenames, trade dresses and proprietary rights of the Licensor; provided that Licensor shall not use the Licensed Marks and shall not grant to any third party a license to use the Licensed Marks in connection with providing Licensee Services.

     (c) Licensee acknowledges that Licensor owns all right, title and interest in and to the Licensed Marks throughout the world in any form or embodiment thereof and is also the owner of the goodwill attached and which shall become attached to the Licensed Marks. Licensee acknowledges and agrees that it has not acquired any property rights in or to the Licensed Marks and will not acquire any property rights in or to the Licensed Marks other than the license specifically granted herein. Licensee will never challenge Licensor's ownership of or the validity of the Licensed Marks or any application for registration thereof, or any copyright or trademark registrations thereof, or any rights of Licensor therein, or otherwise at any time do or suffer to be done any act or thing which will in any way jeopardize, dilute or adversely affect any rights of Licensor in and to the Licensed Marks or any registrations thereof.

     (d) Licensee acknowledges that the Licensed Marks have acquired a valuable secondary meaning and goodwill with the public, and that products bearing and services marketed under the Licensed Marks have acquired a reputation of high quality. Accordingly, Licensee undertakes and agrees not to use the Licensed Marks in any manner whatsoever which, directly or indirectly, would derogate or detract from their repute or which would demean, ridicule or reflect materially adversely upon the Licensed Marks or Licensor. Licensee recognizes that the undertaking on its part set forth in this subparagraph represents a major inducement and consideration for Licensor to enter into this Agreement.

     2.  Quality Control and Approval.

     (a) In order to assure that the quality of the Licensee Services is consonant with Licensor's name and with the goodwill associated with Licensor's business, the following rights are retained by Licensor:

          (i) the right to reasonably approve, in writing, in advance each form and manner in which the Licensed Marks are to be used and displayed; and

          (ii) in exercising the right to grant or withhold any approval required by this Agreement, Licensor may take

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     into consideration such subjective, aesthetic and other considerations as
     Licensor shall in its reasonable discretion determine.

Licensor hereby approves the Licensee Services currently rendered by Licensee and any and all materials used in connection with such Licensee Services and the quality thereof and approves the form and manner in which Licensee currently uses and displays the Licensed Marks.

     (b) The reasonable refusal at any point to grant approval pursuant to this Agreement shall not result in any liability of Licensor on account thereof. The approvals provided for herein may be granted or withheld as Licensor in its reasonable discretion may determine. Licensee shall, before utilizing any materials bearing the Licensed Marks, furnish samples of such materials to Licensor free of cost, for its express prior written approval. Failure by Licensor to disapprove in writing such samples furnished to Licensor within ten
(10) business days from the date of Licensor's receipt thereof shall be deemed approval thereof. After such materials have been approved pursuant to this Paragraph, Licensee shall not depart therefrom in any material respect without resubmitting such materials for prior written approval of Licensor in accordance with this subparagraph (b) and obtaining such approval.

     (c) Licensee shall not use any Licensed Mark as part of a trade name or corporate name other than those set forth in Exhibit D or as may be authorized
                                             ---------
in writing by Licensor. Subject to subparagraph 1(b) above, notwithstanding any other provision of this Agreement, Licensor expressly reserves the right to use the Name and any version of the Licensed Marks as, or as part of, any trade name or corporate name of Licensor or with any affiliate of Licensor.

     (d) Licensee shall, at its own expense, apply trademark notices or other markings as may be necessary or appropriate or as Licensor may request in connection with Licensee's use of each and every one of the Licensed Marks under the laws or regulations of each country where such Licensed Mark is used.

     (e) Licensee agrees that the nature and quality of the Licensee Services rendered by Licensee in connection with the Licensed Marks shall conform to the high level of quality associated with the services rendered by Licensor under the Licensed Marks. Licensee shall use the Licensed Marks licensed to it by Licensor hereunder, in accordance with such standard of quality and the quality standards established by Licensor from time to time; provided, however, that any quality standards established by Licensor after the date of this Agreement shall be consistent with Licensor's prior quality standards.

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     (f) Twice per year, or more often if Licensor reasonably believes or determines that any of the Licensee Services do not meet the required standards of quality as set forth herein, Licensor or its representatives shall, upon reasonable notice, have access for quality inspection purposes to the premises wherein the Licensee Services are produced or rendered during regular business hours. All expenses of conducting such inspections shall be borne by Licensor, unless such inspection reveals that the Licensee Services do not comply in all material respects with the standards of quality set forth herein, in which case Licensee shall pay all reasonable costs and expenses of carrying out the inspection.

     3.  Term of License.

     The term (the "Term") of this Agreement shall commence on the date of this Agreement and shall continue in perpetuity unless and until sooner terminated pursuant to the provisions hereof.

     4.  Registration and Protection of Licensed Marks.

     (a) Licensee shall fully cooperate with Licensor in protecting all rights in and to the Licensed Marks. Licensee shall not at any time register or apply to register for Licensee's benefit any of the Licensed Marks or any modified or derivative version thereof. Sales by Licensee shall be deemed to have been made by Licensor for purposes of trademark registration and all uses of the Licensed Marks by Licensee hereunder shall inure to the benefit of Licensor.

     (b) Upon receipt of knowledge thereof, the parties agree to notify each other in writing promptly of any material act of infringement of or unfair competition involving any Licensed Mark or any claim by a third party that use of a Licensed Mark by Licensee infringes the rights of a third party. Notwithstanding anything to the contrary contained in subparagraph 4(c) or 4(d) below, neither party shall be authorized to enter into any agreement, consent order or other resolution of a claim by or against a third party that affects the Licensee's use of the Licensed Marks without giving the other prior notice of such proposed agreement, consent order or other resolution. Such other party shall have the right to approve any such action which materially affects its rights with respect to the Licensed Marks.

     (c) Licensee will at all times have the right to take whatever steps it deems necessary or desirable to protect the Licensed Marks from harmful or wrongful activities of third parties solely involving the Licensee Services and shall have the right to control any litigation or other proceeding undertaken by it for any such purpose. Licensor will at all times have the right, in its sole discretion, to take whatever steps it deems

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necessary or desirable to protect the Licensed Marks from all other harmful or wrongful activities of third parties and shall have the right to control any litigation or other proceeding undertaken by it for such purpose. Licensee will provide Licensor with prior notice of any legal action it takes to protect the Licensed Marks and upon reasonable request of Licensor, shall notify Licensor of the status of such legal action. Each party at its own expense shall have the right to include the other in such legal proceedings where necessary or desirable for the conduct thereof, shall keep the other informed of the progress of such proceedings and shall indemnify and hold harmless such other party from any costs, expenses, liabilities or damages incurred by such other party as a result of it being so included in such proceedings.

     (d) Notwithstanding the foregoing, if a party desires to commence litigation or any other proceeding against a third party, and the party having the right to control the proceeding unreasonably declines to commence such litigation or proceeding, the party desiring action shall be entitled to commence and prosecute the litigation or proceeding at its own expense. Unless otherwise agreed in writing by the parties, the party that commences and prosecutes any litigation or proceeding to protect the Licensed Marks pursuant to this Paragraph 4 shall be entitled to all monetary damages and other benefits received as the result thereof. Each party shall cooperate with the other in the prosecution of any litigation or proceeding provided for in this Paragraph 4.

     5. Indemnification. Licensee does hereby indemnify and agrees to save and hold Licensor, its affiliates, successors, licensees and assigns, and the officers, directors, agents and employees of each of them, harmless of and from any and all liability, claims, causes of action, suits, losses, settlements, damages, fines, penalties and expenses (including, but not limited to, reasonable attorneys' fees and expenses) for which they or any of them may become liable or may incur or be compelled to pay in any action or claim against them or any of them, by reason of or in connection with (a) any breach or alleged breach by Licensee of this Agreement, or (b) the use by Licensee of the Licensed Marks; provided, however, that with respect to any such action or claim Licensee shall have the right to assume the Licensor's defense in any such action or claim and/or shall have the right to approve any agreement, consent order or other resolution with respect to each such action or claim. Licensor does hereby indemnify and agrees to save and hold Licensee, its affiliates, successors, licensees and assigns, and the officers, directors, agents and employees of each of them, harmless of and from any and all liability, claims, causes of action, suits, losses, settlements, damages, fines, penalties and expenses (including, but not limited to, reasonable attorneys' fees and expenses) for which they or any of them may become liable or may incur or be compelled to pay in any action

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or claim against them or any of them, by reason of or in connection with (a) any breach or alleged breach by Licensor of this Agreement, or (b) the use by Licensor of the Licensed Marks; provided, however, that with respect to any such action or claim Licensor shall have the right to assume the Licensee's defense in any such action or claim and/or shall have the right to approve any agreement, consent order or other resolution with respect to each such action or claim.

     6.  Termination.

     (a) Licensor shall have the right to terminate this Agreement without prejudice to any rights which it may have under the provisions of this Agreement, in law, or in equity, or otherwise, upon the occurrence of any one or more of the following events:

          (i) If Licensee materially breaches any of its representations, warranties or agreements hereunder and, with respect to any curable breach other than any wilful or repeated breach, has not cured such breach within ten (10) business days after written notice of such breach from Licensor;

          (ii) If any court of competent jurisdiction makes a final determination that the Licensee Services materially violates any laws, rules or regulations; or

          (iii) If Licensee abandons its use of all of the Licensed Marks by ceasing bona fide commercial use thereof in the ordinary course of trade for a period of two (2) consecutive years.

     (b) If (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect to Licensee in an involuntary or voluntary case under the United States Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the United States or any foreign jurisdiction, which decree or order is unstayed for a period of thirty
(30) days; or any other similar relief shall be granted under any applicable federal or state law; (ii) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Licensee, or over all or a substantial part of its property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of Licensee for all or a substantial part of its property, shall have been made; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Licensee, shall have been made, and any such event in this subpart (ii) shall continue for sixty (60) days unless dismissed, bonded or discharged; (iii) Licensee makes any assignment for the benefit

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of creditors; or Licensee states in writing its inability to pay its debts as such debts become due; or Licensee shall commence a voluntary case under the United States Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in the United States or any foreign jurisdiction; or the Board of Directors of Licensee (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing in this subpart (iii); or (iv) any order, judgment or decree shall be entered against Licensee decreeing the dissolution or split up of Licensee and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days, Licensor may, at its sole election, terminate this Agreement forthwith by written notice.

     7.  Rights on Termination.

     (a) Upon termination of this Agreement Licensee shall cease all use of any and all of the Licensed Marks; provided, however, that for six (6) months immediately following the termination of this Agreement, Licensee may sell or otherwise dispose of any materials bearing the Licensed Marks.

     (b) Without limiting the foregoing, upon termination of this Agreement, the parties shall perform all other acts which may be necessary or useful to render effective the termination of the interest of Licensee in the Licensed Marks, and the Licensee shall execute any assignment, conveyance, acknowledgement or other document that the Licensor may require, relinquishing or conveying to Licensor any and all rights to or interest in the Licensed Marks that Licensee has, and any goodwill associated therewith.

     8.  Notices.

     Any notice or other communication hereunder must be given in writing and
(a) delivered in person, (b) transmitted by telex, telefax or telecommunications mechanism or (c) mailed by certified or registered mail, postage prepaid, receipt requested, as follows:

If to Licensor,
addressed to:      The Koll Company
                   4343 Von Karman Avenue
                   Newport Beach, CA 92660
                   Fax: (714) 833-3755
                   Attention: Ray Wirta

                   and

If to Licensee,
addressed to:      Koll Management Services, Inc.
                   4343 Von Karman Avenue
                   Newport Beach, CA 92660

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                   Fax: (714) 476-1215
                   Attention:  President

or to such other address or to such other person as either party shall have last designated by such notice to the other party. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this Paragraph 8 and an appropriate answerback is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered to such address.

     9.  Assignment.

     Neither this Agreement nor the license or other rights granted hereunder may be assigned or transferred by any act of Licensee or by operation of law without the prior written approval of Licensor (except to a parent or subsidiary of Licensee or pursuant to the following sentence), and any attempt by Licensee to assign or part with possession or control of the license granted hereunder or any of Licensee's rights hereunder shall constitute a material breach of this Agreement (except to a parent or subsidiary of Licensee or pursuant to the following sentence). In the event that Licensee shall merge or consolidate with or into any other corporation, partnership or business entity or all or substantially all of Licensee's business and assets shall be transferred in any manner to any other corporation, partnership or business entity, such successor shall thereupon succeed to, and be subject to, all rights, interests, duties and obligations of Licensee hereunder. Notwithstanding the foregoing, Licensee shall remain liable with respect to any duties or obligations transferred or assigned by Licensee as permitted hereunder. Licensor shall have the right to assign this Agreement or any part thereof, in which event Licensor shall be relieved of any and all obligations hereunder, provided such assignee shall assume this Agreement and all of the Licensor's respective rights and obligations hereunder in writing. Except as otherwise provided herein, this Agreement shall inure to the benefit of and shall be binding upon the parties and their respective successors and assigns.

     10.  Representation and Warranty.

     Licensor represents and warrants that it has the right to grant the license granted herein and has not granted to any person or business any license or right to use any of the Licensed Marks in connection with the Licensee Services during the Term, but makes no warranty as to the right of Licensee against third parties to use any trademark not covered by a valid registration, and makes no other representations or warranties.

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     11.  Remedies; Injunctive Relief.

     To the extent permitted by law and except as otherwise expressly provided herein, all rights and remedies existing under this Agreement and any related agreements or documents are cumulative to, and not exclusive of, any rights or remedies otherwise available under applicable law. Licensee acknowledges and agrees that the Licensor would be irreparably (but not necessarily materially) damaged by its breach of the terms of this Agreement. It is accordingly expressly agreed that any such breach shall entitle the Licensor, in addition to any other remedies available to it, to an injunction or injunctions to prevent such breaches and to enforce specifically the terms and provisions hereof in any court having jurisdiction.

     12.  Attorneys' Fees.

     In the event of any claim or cause of action for the breach of this Agreement or a misrepresentation by any party, the prevailing party shall be entitled to reasonable attorneys' fees, costs and expenses incurred in any such claim or cause of action.

     13.  Relationship of the Parties.

     Except as may be expressly provided herein, this Agreement does not constitute either party, and neither party shall represent itself as, the agent of the other, or create a partnership or joint venture between the parties, and neither party shall have the power to obligate or bind the other in any manner whatsoever.

     14.  Entire Agreement.

     This Agreement contains the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, supersedes all prior oral and written understandings, arrangements and agreements relating thereto, and may not be modified, amended, extended, discharged or terminated orally.

     15.  Governing Law.

     This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines except to the extent set forth below. Any and all disputes, controversies and claims between the parties pertaining to Licensor's ownership of or the validity of the Licensed Marks or any registration thereof or any application for registration thereof shall be governed by and construed in accordance with the federal trademark and copyright laws and related laws, statutes, rules and regulations of the United States unless there are no

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federal laws, statutes, rules or regulations dispositive of such disputes, controversies and claims, in which case any and all such disputes, controversies and claims shall be governed by and construed in accordance with the laws of the State of California.

     16.  Consent to Jurisdiction; Service of Process; Venue.

     Licensor and Licensee hereby irrevocably and unconditionally (i) consent to the submission to the exclusive jurisdiction of the courts of the State of California and of the United States of America located in Orange County, California for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated by this Agreement, (ii) agree not to commence any action, suit or proceeding relating thereto except in such courts and in accordance with the provisions of this Agreement, (iii) agree that service of any process, summons, notice or document by U.S. registered mail or as otherwise provided in this Agreement shall be effective service of process for any action, suit or proceeding brought in any such court, (iv) waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated by this Agreement in the courts of the State of California or the United States of America located in Orange County, California, and (v) agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     17.  Amendments; Waivers.

     This Agreement and any annex, schedule or exhibit attached hereto may be amended only by agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement or any other agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound, and then only for the specific purpose, extent and instance so provided. Failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of such rights, and a waiver by either party of a default hereunder in any instance shall not be construed as constituting a continuing waiver or as a waiver in other instances.

     18.  Severability.

     If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of the transactions contemplated is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purposes

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hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this License
Agreement the day and year first above written.

                                       THE KOLL COMPANY

                                       By:
                                           --------------------------
                                       Title:
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                                       KOLL MANAGEMENT SERVICES, INC.

                                       By:
                                           --------------------------
                                       Title:
                                              -----------------------

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